UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2014

DIALOGIC INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1504 McCarthy Boulevard Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

During the fourth quarter 2013, Dialogic Inc. (the “Company”) and its affiliates approved and initiated a restructuring plan designed to reduce operating costs, so the Company can focus its resources on a restructured business model. On January 13, 2014, the Company continued the execution of this plan by notifying the majority of affected employees or commencing consultation processes with affected employees. The complete execution of the restructuring plan is expected to result in a total workforce reduction of approximately 90 full-time positions, or approximately 16% of the Company and its affiliates’ combined workforce. The notice periods for employees vary by country. Affected employees are eligible to receive severance payments in exchange for a customary release of claims against the Company and its affiliates in those countries where the severance amounts exceed what is required under applicable law. The Company expects the reduction in its workforce to be completed by the end of the second quarter 2014.

 The Company expects to record a pre-tax charge of approximately $4.0 to $4.5 million in the fourth quarter 2013 related to the restructuring plan discussed above. The Company estimates that total cash expenditures in connection with these restructuring actions will amount to approximately $4.9 to $5.4 million, of which we estimate that approximately $4.7 to $5.2 million will be disbursed in 2014, which is comprised of accrued and unused vacation or paid time off, as well the aforementioned severance payments The estimate of cash expenditures that the Company expects to incur and the pre-tax charge related thereto in connection with the workforce reduction discussed above is subject to a number of assumptions, and actual results may differ. The Company and its affiliates may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction.

This Item 2.05 contains “forward-looking” statements, including but not limited to statements with respect to the expected timing for completion of the restructuring plan and statements with respect to the expected impact and expense and costs to be incurred in connection with the restructuring plan. Any statements contained in this Item 2.05 that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by these forward-looking statements, including, among others, risks and uncertainties related to the possibility that the Company may require more cash than anticipated for its operating or restructuring activities, the Company’s need to retain skilled employees and consultants, and other risks detailed from time to time in the Company’s SEC reports, including its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013,  and other periodic filings with the SEC.  The Company does not undertake any obligation to update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOGIC INC.

Dated: January 17, 2014
	By:	/s/ Anthony Housefather
Anthony Housefather
EVP Corporate Affairs and General Counsel